Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of December 31, 2007, by and between BNC Bancorp, a North Carolina corporation with headquarters located at 1226 Eastchester Drive, High Point, North Carolina (the “Company”), and Synovus Financial Corp., a Georgia corporation (“Synovus”).

BACKGROUND

A. The Company and Synovus are executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

B. Synovus wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, 355,544 shares of the common stock, no par value per share (“Common Stock”), of the Company (the “Securities”) at a purchase price per share of $15.75 (the “Purchase Price”).

NOW, THEREFORE, IN CONSIDERATION of the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Synovus agree as follows:

ARTICLE I

PURCHASE AND SALE

1.1 Closing. Subject to the terms and conditions set forth in this Agreement, at the closing of the purchase and sale of the Securities (the “Closing”) the Company shall issue and sell to Synovus, and Synovus shall purchase from the Company, the Securities at the Purchase Price. The date and time of the Closing shall be 9:00 a.m., Eastern Standard Time, on December 31, 2007 (the “Closing Date”). The Closing shall take place at the offices of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P, 230 North Elm Street, Suite 2000, Greensboro, North Carolina.

1.2 Closing Deliveries.

(a) At the Closing, the Company shall deliver or cause to be delivered to Synovus one or more stock certificates in form and substance satisfactory to Synovus evidencing 355,544 shares of Common Stock, registered in the name of Synovus.

(b) At the Closing, Synovus shall deliver or cause to be delivered to the Company the Purchase Price in United States dollars and in immediately available funds, by wire transfer to an account designated in writing to Synovus by the Company for such purpose.

ARTICLE II

COMPANY REPRESENTATIONS AND WARRANTIES

2.1 Organization and Good Standing of the Company; Organizational Documents. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina and has all requisite power and authority to own, operate and lease its properties and to carry on its business. The Company is duly licensed or qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts business. True, complete and correct copies of the Company’s articles of incorporation and by-laws, as in effect as of the date of this Agreement, are publicly available on the website of the SEC.

2.2 Organization and Good Standing of Subsidiaries. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite power and authority to own, operate and lease its properties and to carry on its business, and is duly licensed or qualified to do business in each other jurisdiction in which it owns or leases properties, or conducts business. The deposit accounts of the banking Subsidiaries of the Company are insured by the Federal Deposit Insurance Corporation (the “FDIC”) to the fullest extent permitted by the Federal Deposit Insurance Act and the rules and regulations of the FDIC thereunder, and all premiums and assessments required to be paid in connection therewith have been paid when due. For purposes of this Agreement, “Subsidiary” means, with respect to any Person, any other Person of which 50% or more of the shares of the voting securities or other voting interests are owned or controlled, or the ability to select or elect 50% or more of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries, or by such first Person, or by such first Person and one or more of its Subsidiaries, and “Person” means an individual, corporation, association, partnership, entity, group (as such term is used in Section 13(d)(3) of the Exchange Act of 1934, as amended (the “Exchange Act”)), trust, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof.

2.3 Authorization; No Conflicts; Governmental Consents.

(a) The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, including the issuance of the Securities (the “Transactions”). The execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions have been duly authorized by the Board of Directors of the Company. No other proceedings on the part of the Company (including approval of the Company’s stockholders), including under the NASDAQ rules and regulations relating to the continued listing of the Common Stock under the NASDAQ Capital Market, are necessary to authorize the execution, delivery and performance by the Company of this Agreement and consummation of the Transactions. This Agreement has been duly and validly executed and delivered by the Company. This Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(b) The execution, delivery and performance of this Agreement, the consummation by the Company of the Transactions and the compliance by the Company with any of the provisions hereof will not conflict with, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, or give rise to any rights of any Person other than the parties to this Agreement or give rise to any obligations of the Company other than under this Agreement, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under (x) any provision of the articles of incorporation or by-laws of the Company or (y) any mortgage, note, indenture, deed of trust, lease, loan agreement, commitment, arrangement, written or oral contract or other agreement or instrument or any permit, concession, grant, franchise, license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties or assets.

(c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required on the part of the Company or any of its Subsidiaries in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the Transactions. The Securities have been duly authorized by all necessary corporate action. No “business combination” “moratorium,” “control share,” “fair price,” “takeover,” “interested stockholder” or other takeover law is applicable to the Transactions. For purposes of this Agreement, “Governmental Entity” means any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization.

2.4 Capitalization; Valid Issuance of Securities.

(a) The authorized capital stock of the Company consists of 80,000,000 shares of Common Stock of which 6,909,465 shares are issued and outstanding, and 20,000,000 shares of preferred stock of which no shares are issued and outstanding. The Company holds no shares of Common Stock in its treasury. There are 427,508 shares of Common Stock reserved for issuance in connection with employee benefit, stock option and dividend reinvestment and stock purchase plans. All of the issued and outstanding shares of the Company’s capital stock have been duly and validly authorized and issued and are fully paid and nonassessable, and are not subject to preemptive rights. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the stockholders of the Company may vote (“Voting Debt”) are issued and outstanding. Other than as set forth in this Section 2.4(a) or pursuant to this Agreement, (A) no equity securities or Voting Debt of the Company are or may be required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever, (B) there are outstanding no securities or rights convertible into or exchangeable for any equity securities or Voting Debt of the Company and (C) there are no contracts, commitments, understandings or arrangements by which the Company is bound to issue additional equity securities or Voting Debt or options, warrants or rights to purchase or acquire any additional equity securities or Voting Debt. The consummation of the Transactions will not result in the triggering of any anti-dilution adjustment provisions of any security of the Company convertible into equity securities of the Company. The Securities represent 4.9% of the Company’s issued and outstanding shares of Common Stock as of the date of this Agreement after giving effect to any shares of Common Stock to be issued under this Agreement to Synovus.

(b) All of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of the Company are owned by the Company, directly or indirectly, free and clear of any material liens, pledges, charges and security interests and similar encumbrances, and all of such shares or equity ownership interests have been duly and validly authorized and issued and are fully paid and nonassessable, and are not subject to preemptive rights. None of the outstanding shares of capital stock or other securities of any Subsidiary were issued in violation of the Securities Act or any other applicable federal state or local law, rule or regulation. No Subsidiary of the Company has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

(c) When issued as contemplated by this Agreement, the Securities (i) will be validly issued, fully paid and non-assessable and free from all taxes, liens, claims and encumbrances, (ii) will not be subject to preemptive rights, rights of first refusal or other similar rights of stockholders of the Company or any other person and (iii) will not impose personal liability on the holder thereof.

2.5 Reports; Financial Statements; Controls.

(a) Except as set forth on Schedule 2.5, since January 1, 2005, the Company and each of its Subsidiaries has timely filed all reports, registration statements, proxy statements and other materials, together with any amendments required to be made with respect thereto, that were required to be filed with (i) the SEC under the Securities Act or the Exchange Act (the “SEC Reports”), (ii) the North Carolina Commissioner of Banks, North Carolina Department of Commerce, (iii) the Federal Reserve Board, (iv) the FDIC and (v) any other Governmental Entity (all such reports and statements are collectively referred to herein as the “Reports”), and have paid all fees and assessments due and payable in connection therewith. As of their respective dates, the Reports complied in all material respects with all of the statutes and published rules and regulations enforced or promulgated by the regulatory authority with which they were filed and (i) with respect to Reports filed with the SEC, did not as of the date of filing thereof with the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) with respect to all other Reports, were complete and accurate in all material respects as of their respective dates. There are no facts relating to the Company or any of its Subsidiaries that the Company has not disclosed in the Reports or to Synovus in writing that, individually or in the aggregate, have had or would reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole. No executive officer of the Company has failed to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002.

(b) Each of the consolidated balance sheets, and the related consolidated statements of income, changes in stockholders’ equity and cash flows, included in the Reports filed with the SEC under the Exchange Act (A) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, (B) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates shown and the results of the consolidated operations, changes in stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth, subject, in the case of any unaudited financial statements, to normal recurring year-end audit adjustments, (C) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and (D) have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) consistently applied during the periods involved, except as otherwise set forth in the notes thereto.

2.6 Absence of Certain Changes. Since September 30, 2007, and except as publicly disclosed by the Company in the Reports filed by it with the SEC and publicly available prior to the date hereof, (a) the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course, consistent with prior practice, (b) the Company has not made or declared any distribution in cash or in kind to its stockholders or issued or repurchased any shares of its capital stock or other equity interest, and (c) no event or events have occurred that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

2.7 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) that are not fully reflected or reserved against in the financial statements described in Section 2.5(b), except for liabilities that have arisen since September 30, 2007 in the ordinary and usual course of business and consistent with past practice that would not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

2.8 Compliance with Law. Each of the Company and its Subsidiaries holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under, and has complied with and is not in default or violation in any respect of, any applicable law, statute, order, rule, regulation, policy or guideline of any Governmental Entity.

2.9 Legal Proceedings. There are no pending, or to the knowledge of the Company, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations against the Company or any of its Subsidiaries or to which any of their assets are subject that, (i) individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole, or (ii) relating to or which challenges the validity or propriety of the Transactions. Neither the Company nor any of its Subsidiaries is subject to any order, judgment or decree of a Governmental Entity that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

2.10 Regulatory Actions. Since January 1, 2005 neither the Company nor any of its Subsidiaries has received any written communication from any federal or state banking authority (“Banking Authority”) (i) asserting that it is in material violation of any law, (ii) threatening to revoke any of its material permits or licenses, (iii) requiring it (x) to enter into or consent to the issuance of a cease and desist order, written agreement, consent decree, directive, commitment or memorandum of understanding, or (y) to adopt any policy, procedure or resolution of its Board of Directors or similar undertaking, that restricts the conduct of its business, or relates to its capital adequacy, its credit or reserve policies, it management, or the payment of dividends or any other policy or procedure or (iv) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, FDIC deposit insurance, and neither the Company nor any of its Subsidiaries has received any written notice from a Banking Authority that it is considering issuing or requiring any of the foregoing.

2.11 Offering of Securities. Neither the Company nor any Person acting on its behalf has offered the Securities or any similar securities of the Company for sale to, solicited any offers to buy any of the Securities or any similar securities of the Company from or otherwise approached or negotiated with respect to any of the Securities or any similar securities of the Company with any Person other than Synovus. Neither the Company nor any Person acting on its behalf has taken or will take any action (including any offering of any securities of the Company under circumstances that would require the integration of such offering with the offering of any of the Securities under the Securities Act and the rules and regulations of the SEC thereunder) that might subject the offering, issuance or sale of any of the Securities to the registration requirements of the Securities Act.

2.12 Listing; Form S-3 Eligibility. The Common Stock is currently listed for trading on the NASDAQ Capital Market. The Company is not in violation of the listing requirements of the NASDAQ Capital Market, does not reasonably anticipate that the Common Stock will be delisted by the NASDAQ Capital Market for the foreseeable future, and since January 1, 2005 has not received any notice regarding the possible delisting of the Common Stock from the NASDAQ Capital Market. The Company is eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act. The Company is not aware of any current facts or circumstances that would prohibit or delay the preparation and filing of a registration statement on Form S-3 (in accordance with the schedule provided in Article IV) with respect to the Registrable Securities (as defined in Article IV). The Company has no basis to believe that its past or present independent public auditors will withhold their consent to the inclusion, or incorporation by reference, of their audit opinion concerning the Company’s financial statements that are to be included in the Registration Statement required to be filed pursuant to Article IV.

2.13 Brokers and Finders. Except for Burke Capital Group, LLC (the fees and expenses of which will be paid by the Company), neither the Company nor any of its Subsidiaries nor any of their respective officers, directors, employees or agents has utilized any broker, finder, placement agent or financial advisor or incurred any liability for any fees or commissions in connection with the Transactions.

ARTICLE III

OTHER AGREEMENTS OF THE PARTIES

3.1 No Public Sale or Distribution. Synovus is acquiring the Securities in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and Synovus does not have a present arrangement to effect any distribution of the Securities to or through any person or entity; provided, however, that by making the representations herein, Synovus does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

3.2 Investor Status. At the time Synovus was offered the Securities, it was, and at the date hereof it is, either (A) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act or (B) an “accredited investor” as defined in Rule 501(a)(1), (2) or (3) under the Securities Act.

3.3 Organization and Good Standing of Synovus; Authorization. Synovus is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Synovus has full corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by Synovus of this Agreement and the consummation of the Transactions have been duly authorized by Synovus. No other proceedings on the part of Synovus are necessary to authorize the execution, delivery and performance by Synovus of this Agreement and consummation of the Transactions. This Agreement has been duly and validly executed and delivered by Synovus. This Agreement is a valid and binding obligation of Synovus enforceable against Synovus in accordance with its terms.

3.4 Access to Information. Synovus acknowledges that it has reviewed disclosure materials provided by the Company and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information (other than material non-public information) about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Synovus acknowledges receipt of copies of the SEC Reports.

3.5 Furnishing of Information. So long as Synovus (or any of its Affiliates) beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. In addition, the Company shall take all actions necessary to meet the “registrant eligibility” requirements set forth in the general instructions to Form S-3 or any successor form thereto, to continue to be eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act.

3.6 Dislosures; Securities Laws; Publicity.

(a) The Company shall, on or before 8:30 a.m., Eastern Standard Time, on the first trading day following execution of this Agreement, file a Current Report on Form 8-K with the SEC (the “8-K Filing”) describing the terms of the Transactions. Thereafter, the Company shall timely file any filings and notices required by the SEC or applicable law with respect to the Transactions and provide copies thereof to Synovus promptly after filing.

(b) The Company shall file with the SEC a Form D with respect to the Securities as required under Regulation D and provide a copy thereof to Synovus promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to Synovus pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to Synvous on or prior to the Closing Date. From and after the 8-K Filing, the Company hereby acknowledges that Synovus shall not be in possession of any material nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents. The Company shall not, and shall cause each of its Subsidiaries and each of their respective officers, directors, employees and agents not to, provide Synovus with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the 8-K Filing without the express written consent of Synvous. Synovus shall not have any liability to the Company, its Subsidiaries or any of their respective officers, directors, employees, shareholders or agents for any such disclosure.

(c) The Company shall ensure that each of the following reports are available at either www.sec.gov or www.bankofnc.com: (i) within ten days after the filing thereof with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, its proxy statements and any Current Reports on Form 8-K; and (ii) within one day after release, copies of all press releases issued by the Company or any of its Subsidiaries.

(d) Subject to the foregoing, neither the Company nor Synovus shall issue any press releases or any other public statements with respect to the Transactions; provided, however, that each party shall be entitled, without the prior approval of the other party, to make any press release or other public disclosure with respect to the Transactions as is required by applicable law (provided that any such press release or other public disclosure shall be subject to prior review and comment by the other party).

(e) The Company shall make all necessary filings with the NASDAQ Capital Market as promptly as possible after the date hereof in order for the Securities to be authorized for quotation and listed on the NASDAQ Capital Market and shall provide evidence of such filings to Synovus.

3.7 Use of Proceeds. The Company intends to use the net proceeds from the sale of the Securities for working capital, to fund future loan growth, and general corporate purposes.

3.8 Taking of Necessary Action. Subject to the terms and conditions hereof, (i) each of the parties hereto agrees to use all reasonable best efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transactions, and (ii) each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement the Transactions or to evidence such events or matters.

3.9 Certain Restricted Actions. Without the prior written consent of Synovus, the Company shall not take any actions which directly or indirectly cause Synovus to own of record or beneficially more than 4.9% of the Common Stock or voting power of the Company.

ARTICLE IV

REGISTRATION RIGHTS

4.1 Registration Statement.

(a) As promptly as possible after the date hereof, the Company shall prepare and file with the SEC a registration statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415 (the “Registration Statement”). The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act and the Exchange Act). For purposes of this Agreement, “Registrable Securities” means any shares of Common Stock, and any shares of Common Stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Common Stock, in each case, held by any stockholder of the Company from time to time;

(b) The Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as promptly as possible after the filing thereof, and shall use its reasonable best efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of the date that all Securities covered by such Registration Statement have been sold or can be sold publicly under Rule 144(k).

(c) The Company shall notify Synovus in writing promptly (and in any event within two trading days) after receiving notification from the SEC that the Registration Statement has been declared effective.

4.2 Registration Expenses. The Company shall pay all fees and expenses incident to the performance of or compliance with this Article IV by the Company, including (a) all registration and filing fees and expenses, including those related to filings with the SEC, any trading market, any required filing with the Financial Industry Regulatory Authority by the transfer agent of the Company, and in connection with applicable state securities or “blue sky” laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company, (e) fees and expenses of all other persons retained by the Company in connection with the consummation of the Transactions, and (f) all listing fees to be paid by the Company to the trading market.

4.3 Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless Synovus, the officers, directors, partners, members, agents and employees of Synovus, each Person who controls Synovus (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, liabilities, claims, damages, costs and expenses (“Losses”), as incurred, arising out of or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, (ii) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, (iii) any cause of action, suit or claim brought or made against such Indemnified Party (as defined in Section 4.3(c) below) by a third party (including for these purposes a derivative action brought on behalf of the Company), arising out of or resulting from (x) execution, delivery, performance or enforcement of this Agreement or (y) the status of Indemnified Party as holder of the Securities or (iv) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus or any form of Company prospectus or in any amendment or supplement thereto or in any Company preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding Synovus furnished in writing to the Company by Synovus for use therein, or to the extent that such information relates to Synovus or Synovus’ proposed method of distribution of Registrable Securities and was reviewed and expressly approved by Synovus expressly for use in the Registration Statement, or (B) with respect to any prospectus, if the untrue statement or omission of material fact contained in such prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company to Synovus, and Synovus was advised in writing not to use the incorrect prospectus prior to the use giving rise to Losses.

(b) Indemnification by Synovus. Synovus shall indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses arising solely out of any untrue statement of a material fact contained in the Registration Statement, any prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished by Synovus in writing to the Company specifically for inclusion in such Registration Statement or such prospectus, or to the extent that such information relates to Synovus or Synovus’ proposed method of distribution of Registrable Securities and was reviewed and expressly approved by Synovus expressly for use in the Registration Statement, such prospectus or such form of prospectus or in any amendment or supplement thereto. In no event shall the liability of Synovus hereunder be greater in amount than the dollar amount of the net proceeds (after discounts and commissions but before expenses) received by Synovus upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such proceeding; or (iii) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of separate counsel shall be at the expense of the Indemnifying Party). It being understood, however, that the Indemnifying Party shall not, in connection with any one such proceeding (including separate proceedings that have been or will be consolidated before a single judge) be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be appointed by a majority of the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party, unless such settlement (x) includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding, and (y) does not impose equitable remedies or material obligations on the Indemnified Party.

(d) Contribution. If a claim for indemnification under Section 4.3(a) or (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified

Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 4.3(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.3(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 4.3(d), Synovus shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by Synovus from the sale of the Registrable Securities subject to the proceeding exceeds the amount of any damages that Synovus has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section 4.3(d) are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

ARTICLE V

CLOSING CONDITIONS

5.1 Conditions of Purchase at Closing. The obligation of Synovus hereunder to purchase the Securities is subject to the satisfaction, at or before the Closing, of each of the following conditions, provided that such conditions are for Synovus’s individual and sole benefit and may be waived by Synovus at any time in Synovus’s sole discretion:

(a) Delivery of Securities. The Company shall have delivered to Synovus duly executed certificates representing the Securities for the number of shares of Common Stock being purchased by Synovus, registered in Synovus’s name.

(b) Listing. The Common Stock shall be authorized for quotation and listed on the NASDAQ Capital Market and trading in the Common Stock (or on the NASDAQ Capital Market generally) shall not have been suspended by the SEC or the NASDAQ Capital Market.

(c) Representations and Warranties True; Covenants Performed. The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time, and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(d) No Adverse Law, Action or Decision or Injunction. There shall not be in effect any law or any order, decree or injunction of a Governmental Entity of competent jurisdiction that enjoins or prohibits consummation of the Transactions.

(e) No Material Adverse Change. There shall have been no material adverse changes and no material adverse developments in the business, properties, operations, prospects, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, since September 30, 2007, and no information that is materially adverse to the Company and of which Synovus is not currently aware shall come to the attention of Synovus.

(f) Regulatory Approvals. All material permits, consents, authorizations, orders, approvals and filings and registrations, if any, required under any federal, state or foreign law, rule or regulation for or in connection with the execution and delivery of this Agreement and the consummation by the parties hereto of the Transaction shall have been obtained or made.

(g) Corporate Approvals. Synovus shall have received a copy of the resolutions, duly adopted by the Board of Directors of the Company, which shall be in full force and effect at the time of the Closing, authorizing the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions, certified as such by the Secretary or Assistant Secretary of the Company, and such other documents Synovus reasonably requests in connection with the Closing.

ARTICLE VI

MISCELLANEOUS

6.1 Termination. This Agreement may be terminated by the Company or Synovus, by written notice to the other parties, if the Closing has not been consummated by the 45th business day following the date of this Agreement; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

6.2 Fees and Expenses. Except as expressly set forth in this Agreement to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Securities.

6.3 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and Synovus or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.4 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, Synovus and the Company will be entitled to seek an injunction or injunctions or seek specific performance to prevent breaches of this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation (other than in connection with any action for temporary restraining order) the defense that a remedy at law would be adequate.

6.5 Survival. All of the representations, warranties, agreements and covenants set forth in this Agreement shall survive the Closing indefinitely; provided that, the representations and warranties contained in Sections 2.5, 2.6, 2.7, 2.8, 2.9 and 2.10 shall survive for a period of three (3) years after the Closing Date; provided further that, with respect to the representations and warranties contained in Sections 2.5, 2.6, 2.7, 2.8, 2.9 and 2.10, if prior to 11:59 p.m., Eastern time, on the last day such three year period, a party shall have been properly notified of a claim for indemnity and such claim shall not have been finally resolved or disposed of at such date, such claim shall continue to survive and shall remain a basis for indemnity hereunder until such claim is finally resolved or disposed of in accordance with the terms hereof. Moreover, none of the representations and warranties made by the Company herein shall act as a waiver of any rights or remedies Synovus may have under applicable U.S. federal or state securities laws.

6.6 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents described herein or delivered pursuant hereto set forth the entire agreement between the parties hereto with respect to the Transactions, and are not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder.

6.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same document.

6.8 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Georgia, without giving effect to the conflict of law principles thereof.

6.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder. Synovus may assign or transfer the Securities pursuant to the terms of this Agreement and of such Securities, or assign Synovus’s rights hereunder to any other person or entity who purchases the Securities from Synvous. In addition, notwithstanding anything to the contrary set forth in this Agreement, the Securities may be pledged and all rights of Synovus under this Agreement may be assigned, without further consent of the Company, to a bona fide pledgee.

6.10 Consent to Jurisdiction; WAIVER OF JURY TRIAL. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal or state court located in Atlanta, Georgia in the event any dispute arises out of this Agreement or the Transactions, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the Transactions in any court other than a Federal or state court located in Atlanta, Georgia. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.

6.11 Severability. If any provision of this Agreement is determined to be invalid, illegal, or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect; provided that the economic and legal substance of, any of the Transactions is not affected in any manner materially adverse to any party. In the event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intent and purpose hereof. To the extent permitted by law, the parties hereby to the same extent waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

6.12 Headings. The headings of Articles and Sections contained in this Agreement are for reference purposes only and are not part of this Agreement.

6.13 No Presumption. If any claim is made by a party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BNC BANCORP

By:	/s/ David B. Spencer
Name:	David B. Spencer
Title:	EVP and CFO

SYNOVUS FINANCIAL CORP.

By:	/s/ Thomas J. Prescott
Name:	Thomas J. Prescott
Title:	Chief Financial Officer